EXHIBIT 10.11
2014 STOCK APPRECIATION RIGHTS PLAN
Section 1.    Purpose. It is the purpose of the Plan to promote the interests of the Company and its stockholders by attracting, retaining and stimulating the performance of selected individuals who perform services for the Company and its Affiliates and giving such individuals the opportunity to acquire a proprietary interest in the Company and an increased personal interest in its continued success and progress.
Section 2.    Definitions. As used herein the following terms have the following meanings:
(a)“Affiliate” means an organization that is aggregated and treated as a single employer with the Company under Section 414(b) of the Code (controlled group of corporations) or Section 414(c) of the Code (group of trades or businesses under common control), as applicable, but using an “at least 50 percent” rather than an “at least 80 percent” control level.
(b)“Board” means the Board of Directors of the Company.
(c)“Code” means the Internal Revenue Code of 1986, as amended.
(d)“Committee” means the Compensation Committee of the Board or such other committee of the Board as may be designated by the Board to administer the Plan. To the extent that no Committee exists that has the authority to administer the Plan, the functions of the Committee shall be exercised by the Board.
(e)“Common Stock” means the common stock, par value $0.01 per share, of the Company.
(f)“Company” means Encore Wire Corporation, a Delaware corporation.
(g)“Effective Date” means August 11, 2014, the date this Plan was adopted by the Board.
(h)“Employee” means an employee of the Company or an Affiliate, but shall not include the Chief Executive Officer or Chief Financial Officer of the Company.
(i)“Fair Market Value” means the closing sales price of the Common Stock on the date in question (or if there is no reported sale on such date, then on the last preceding date on which a report of sale occurred) as reported on the National Association of Securities Dealers Automated Quotation System, or on any national securities exchange on which the Common Stock is then traded; or if the Common Stock is not listed or admitted to trading on any such exchange, but is quoted by a recognized securities dealer on an automated quotation system (or any similar system), “Fair Market Value” shall mean the average of the closing high bid and low ask prices of the Common Stock on such system on the date in question. If the price of a share of Common Stock

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shall not be so reported, the Fair Market Value of a share of Common Stock shall be determined in good faith by the Committee using a “reasonable application of a reasonable valuation method” within the meaning of Treasury Regulation Section 1.409A-1(b)(5)(iv)(B).
(j)“Holder” means an Employee who has been award a SAR under the Plan.
(k) “Plan” means this Encore Wire Corporation 2014 Stock Appreciation Rights Plan.
(l)“Stock Appreciation Rights” or “SARs” means an award of stock appreciation rights awarded under the Plan.
(m)“Strike Price” means the price at which SARs may be exercised, as described in Section 6.
Section 3.    Shares. SARs may be awarded by the Company from time to time under the Plan with respect to shares of Common Stock.
Section 4.    Administration of the Plan.
(a)    The Plan shall be administered by the Committee. Each member of the Committee shall be appointed by the Board. The Board shall have the sole continuing authority to appoint members of the Committee, both in substitution for members previously appointed and to fill vacancies.
(b)    The Committee shall have full authority subject to the express provisions of the Plan to interpret the Plan, to provide, modify and rescind rules and regulations relating to it, to determine the terms and provisions of each SAR and the form of each award agreement evidencing a SAR awarded under the Plan, and to make all other determinations and perform such actions as the Committee deems necessary or advisable to administer the Plan. In addition, the Committee shall have full authority, subject to the express provisions of the Plan, to determine the Employees to whom SARs shall be awarded, the date of the award of each such SAR, the number of SARs subject thereto, and the Strike Price. In making such determinations, the Committee may take into account the nature of the services rendered, the Employee’s present and potential contributions to the success of the Company’s business and such other facts as the Committee in its discretion shall deem appropriate to carry out the purposes of the Plan.
(c)    Notwithstanding the authority hereby delegated to the Committee to award SARs to Employees under the Plan, the Board also shall have full authority, subject to the express provisions of the Plan, to award SARs to Employees under the Plan, to interpret the Plan, to provide, modify and rescind rules and regulations relating to it, to determine the terms and provisions of SARs awarded to Employees under the Plan and the form of award agreements evidencing SARs awarded under the Plan and to make all other determinations and perform such actions as the Board deems necessary or advisable to administer the Plan.

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Section 5.    Award of SARs.
(a)    At any time and from time to time during the duration of the Plan and subject to the express provisions hereof, SARs may be awarded by the Committee to Employees with respect to such number of shares of Common Stock as the Committee in its discretion shall deem to be in the best interest of the Company and which will serve to further the purposes of the Plan. At the time of the award of SARs, the Company and the Holder shall enter into an award agreement setting forth the terms, conditions, restrictions and/or limitations applicable to the award and such other matters as the Committee may determine to be appropriate.
(b)    Notwithstanding subsection (a) of this Section, unless otherwise structured to be exempt from or compliant with Code Section 409A, SARs may be awarded only to Employees performing services for the Company and any Affiliate of the Company that is a corporation or other type of entity in a chain of corporations or other entities in which each corporation or other entity has a “controlling interest” in another corporation or entity in the chain, starting with the Company and ending with the corporation or other entity for which the Employee performs services. For purposes of this Section, “controlling interest” means (i) in the case of a corporation, ownership of stock possessing at least 50% of total combined voting power of all classes of stock entitled to vote of such corporation or at least 50% of the total value of shares of all classes of stock of such corporation; (ii) in the case of a partnership, ownership of at least 50% of the profits interest or capital interest of such partnership; (iii) in the case of a sole proprietorship, ownership of the sole proprietorship; or (iv) in the case of a trust or estate, ownership of an actuarial interest (as defined in Treasury Regulation § 1.414(c)-2(b)(2)(ii)) of at least 50% of such trust or estate.
Section 6.    Strike Price; Exercise. The Strike Price at which each SAR may be exercised shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value per share of the Common Stock on the date of the award of the SAR unless (i) the SARs are awarded through the assumption of, or in substitution for, outstanding awards previously awarded to individuals who became Employees (or other service providers) as a result of a merger, consolidation, acquisition or other corporate transaction involving the Company which complies with Treasury Regulation § 1.409A-1(b)(5)(v)(D) or (ii) the SARs are otherwise structured to be exempt from or compliant with Code Section 409A. SARs shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of SARs being exercised. Upon the exercise of SARs, the Holder shall be entitled to receive an amount in cash equal to the excess of the aggregate Fair Market Value of the shares of Common Stock related to the SARs being exercised (determined as of the date of such exercise) over the aggregate Strike Price with respect to such shares.
Section 7.    Exercise Period and Terms. Except as otherwise provided for herein, each SAR shall be exercisable during such period commencing on or after the expiration of one year from the date of the award of such SAR as the Committee shall determine; provided that the otherwise unexpired portion of any SAR shall expire and become null and void no later than upon the first to occur of:

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(a)     The expiration of ten years from the date such SAR was awarded,
(b)     The expiration of three months from the date of the termination of the Holder’s employment with the Company or an Affiliate for any reason other than death or disability (within the meaning of Section 22(e)(3) of the Code), or
(c)     The expiration of one year from the date of the termination of the Holder’s employment with the Company or an Affiliate by reason of death or disability (within the meaning of Section 22(e)(3) of the Code).
Anything herein to the contrary notwithstanding, the otherwise unexpired portion of any SAR awarded hereunder shall expire and become null and void immediately upon Holder’s termination of employment with the Company or an Affiliate by reason of such Holder’s fraud, dishonesty or performance of other acts detrimental to the Company or an Affiliate. Under the provisions of any award agreement evidencing a SAR, the Committee may limit the number of SARs that may be exercised thereunder in any period or periods of time during which the SAR is exercisable and may impose such other terms and conditions upon the exercise of a SAR as are not inconsistent with the terms of this Plan; provided, however, that the Committee, in its discretion, may accelerate the exercise date of any SAR to any date following the date of the award.
Section 8.    Nontransferability of SARs. A SAR awarded under the Plan shall be transferable by the Holder only by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Holder only by the Holder.
Section 9.    Termination of Employment. Transfers of employment between the Company and any of its Affiliates shall not be considered to be a termination of employment for the purposes of this Plan. Nothing in the Plan or in any award agreement evidencing a SAR awarded under the Plan shall confer upon any Holder any right to continue in the employ of the Company or any Affiliate or in any way interfere with the right of the Company or any Affiliate to terminate the employment of the Holder at any time, with or without cause.
Section 10.    Adjustments Upon Changes in Common Stock. In the event that the Company shall have effected a split of the outstanding shares of Common Stock, paid a dividend in shares of Common Stock or combined the outstanding shares of Common Stock into a smaller number of shares, the number of any unexercised SARs shall be increased or decreased proportionately and the Strike Price shall be decreased or increased proportionately so that the aggregate Strike Price with respect to all of the SARs shall remain the same as immediately prior to such split, dividend or combination. In the event of a reclassification of the Common Stock not covered by the foregoing, or in the event of a liquidation or reorganization (including a merger, consolidation, spinoff or sale of assets) of the Company or an Affiliate, the Committee shall make such adjustments, if any, as it may deem appropriate in the number, Strike Price and kind of shares related to the unexercised portions of SARs theretofore awarded under the Plan. The provisions of this Section shall only be applicable if, and only to the extent that, the application thereof does not conflict with any valid governmental statute, regulation or rule.

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Section 11. Withholding Taxes. The Company shall be entitled to deduct from any payment made under the Plan the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment, may require the Employee to pay to the Company such withholding taxes prior to and as a condition of the making of any payment and shall be entitled to deduct from any other compensation payable to the Employee any withholding obligations with respect to SARs awarded under the Plan. No payment shall be made pursuant to any SARs awarded under the Plan unless and until the applicable tax withholding obligations have been satisfied.
Section 12.    Amendment and Termination of the Plan. Subject to the right of the Board to terminate the Plan prior thereto, the Plan shall terminate at the expiration of ten years from the Effective Date. No SARs may be awarded after termination of the Plan. The Board may alter or amend the Plan at any time. No termination or amendment of the Plan shall adversely affect the rights of a Holder under a SAR, except with the consent of such Holder.
Section 13.    Requirements of Law. The awarding of SARs shall be subject to all applicable laws, rules and regulations and to such approval by governmental agencies as may be required.
Section 14.    Effective Date of the Plan. The Plan shall become effective as of the Effective Date.
Section 15.    Construction. This Plan is governed by, and shall be construed and enforced in accordance with, the laws of the State of Texas without regard to conflict of law rules that would direct application of the laws of another jurisdiction. Words of any gender used in this Plan shall be construed to include any other gender, unless the context requires otherwise. The headings of the various sections of this Plan are intended for convenience of reference only and shall not be used in construing the terms hereof.
IN WITNESS WHEREOF, this Plan has been executed as of this 11th day of August, 2014.
ENCORE WIRE CORPORATION

By:    /s/ Daniel Jones
Daniel Jones, President and Chief Executive Officer

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